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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (date of earliest event reported)   December 22, 1998




                         IMPAC MORTGAGE HOLDINGS, INC.
               (Name of registrant as specified in its charter)



             Maryland                                      33-0675505
   (State or other jurisdiction                         (I.R.S. employer
 of incorporation or organization)                   identification number)

        20371 Irvine Avenue
    Santa Ana Heights, California                          92707
(Address of principal executive offices)                 (Zip Code)

                   Issuer's telephone number: (714) 556-0122


               _________________________________________________
         (Former name or former address, if changed since last report)
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Item 5.   Other Events



     Risk Factor.

     In order to update and supplement those risk factors previously filed with the Commission by the Registrant, and to provide current information for secondary trading purposes, Registrant is hereby filing this Risk Factor identifying important factors that could cause Registrant's actual consolidated results of operations to differ materially from those projected in the forward-looking statements made by or on behalf of the Registrant. This Risk Factors are also intended to inform investors of the most significant factors that should be considered in making an investment in the Registrant's securities. The information contained in the Risk Factor, which is attached as Exhibit 99 hereto, is incorporated herein by reference.



     Series B Preferred Stock.

     On December 22, 1998, Registrant sold 1,200,000 shares of Series B 10.5% Cumulative Convertible Preferred Stock, for net proceeds of approximately $28.5 million.

     A description of the Series B 10.5% Cumulative Convertible Preferred Stock, contained in Registrant's Articles Supplementary filed as an exhibit to Registrant's Current Report on Form 8-K on December 23, 1998, is incorporated herein by reference.


Description of Capital Stock.

     Certain provisions of the Maryland General Corporations Law ("MGCL") and of the Registrant's Charter and Bylaws effect holder's of the Registrant's Capital Stock. The following is a summary of those certain provisions of the MGCL and of the Registrant's Charter and Bylaws and does not purport to be complete and is subject to and qualified in its entirety by reference to MGCL and to the Registrant's Charter and Bylaws, copies of which are filed with the Commission.


Removal of Directors

     The Charter provides that a director may be removed from office at any time but only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast in the election of directors.


Business Combinations


     Under the MGCL, certain "business combinations" (including a merger, the share

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exchange or, in certain circumstances, an asset transfer or issuance of reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such interested stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of voting stock of the stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in MGCL) for their shares and the consideration received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time the Interested Stockholder becomes an Interested Stockholder. Pursuant to the statute, Registrant has exempted any business combinations involving Imperial Credit Industries, Inc. ("ICII") and, consequently, the five-year prohibition and the super-majority vote requirements of the statute will not in any event apply to business combinations between ICII and the Registrant. As a result, ICII may be able to enter into business combinations with the Registrant which may not be in the best interest of the stockholders, without compliance by the Registrant with the super-majority vote requirements and the other provisions of the statute.


Control Share Acquisitions

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power in electing directors within one of the following ranges of voting power: (1) one-fifth or more but less than one-third, (2) one-third or more but less than the majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of

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demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares as of the date of the last control share acquisition by the acquiror or at any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation and adopted at any time before the acquisition of shares.

     The Bylaws of the Registrant contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Registrant's shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.


Amendment to the Charter

     The Registrant reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in the charter, of any shares of outstanding stock. The Charter may be amended only by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter, provided, however, that provisions on removal of directors may be amended only by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election directors.


Dissolution of the Registrant

     The dissolution of the Registrant must be approved by the affirmative vote of holders of shares entitled to cast not less than a majority of all votes entitled to be cast on the matter.

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Advance Notice of Director Nominations and New Business

     The Bylaws provided that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to Registrant notice of meeting, (2) by the Board of Directors or (3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in the Registrant's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (1) pursuant to the Registrant's notice of meeting, (2) by the Board of Directors or (3) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.


Possible Anti-takeover Effect of Certain Provisions of Maryland Law of the Charter and Bylaws

     The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on ownership and transfer of stock and on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Registrant or other transaction that might involve a premium price for holders of the Registrant's common stock or otherwise be in their best interest.


Item 7.   Financial Statements and Exhibits


     (c)   Exhibits


     3.1b  Articles Supplementary*


     99    Risk Factor.


* Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K on December 23, 1998, and incorporated herein by reference.

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                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 26, 1999


                                    IMPAC MORTGAGE HOLDINGS, INC.



                                    BY: /s/ Richard Johnson
                                       ___________________________
                                         Richard Johnson
                                         Executive Vice President Finance
                                         and Chief Financial Officer

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